Exhibit 10.4.1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDMENT TO THE LICENSE AGREEMENT

This Second Amendment (“Second Amendment”), effective as of November 7, 2016, between Acceleron Pharma Inc., having its principal place of business at 128 Sidney Street, Cambridge, MA 02139 (“Licensee”) and Beth Israel Deaconess Medical Center, having its principal place of business at 330 Brookline Avenue, Boston, MA 02215 (the “BIDMC”) amends the License Agreement between BIDMC and Licensee, dated June 21, 2012 as amended on October 6, 2015 (the “Agreement”). Together BIDMC and Licensee are the “Parties” and each is a “Party”.

WHEREAS, the first milestone in Section 4.3 of the Agreement regarding the enrollment of a patient in the first clinical trial initiated after the Effective Date with an ALK1 Product for a Patented Use (the “First Milestone”) was previously achieved; and

WHEREAS, the Parties now desire to amend the milestone payment provisions in Section 4.3 of the Agreement.

NOW THEREFORE, in accordance with Section 13.3 of the Agreement, the Parties hereby agree to amend the Agreement as follows:

1.	Section 4.3 of the Agreement is deleted in its entirety and replaced with the following:

"4.3    Milestone Payments. In addition to the payments set forth in Sections 4.1 and 4.2 above, Licensee shall pay BIDMC non-refundable milestone payments pursuant to the schedule indicated below. Payments will only be due in respect of the first achievement of the milestone events below for each Patented Product or, as applicable, for an ALK1 Product for a Patented Use. Each such milestone payment shall be payable only one time per Patented Product or, as applicable, per ALK1 Product, and shall not be creditable against any royalties due in the same year.

Pre-Market Milestones	Payments	Due Date

Enrollment of first patient in the first clinical trial (Clinical Trials.gov Identifier: NCT01727336) initiated after the Effective Date with an ALK1 Product for a Patented Use:	$[***]	November 15, 2015 (Paid October 29, 2015)

Enrollment of first patient in the first Phase 3 Clinical Trial with an ALK1 Product for a Patented Use:	$[***]	(1)

Post-Market Milestones	Payments	Due Date

First commercial sale of a Patented Product:	$[***]	(2)

(1)
The first $[***] of the milestone shall be due within forty-five (45) days after the date of achievement of the milestone by Licensee, a Licensee Affiliate or a Sublicensee, and the remaining $[***] of the milestone shall be due within forty-five (45) days after the one-year anniversary of achievement of the milestone by Licensee, a Licensee Affiliate or a Sublicensee.

(2)	Payment shall be due within forty-five (45) days after the date of achievement by Licensee, a Licensee Affiliate or a Sublicensee of the milestone."

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

All other provisions of the Agreement shall remain unaltered and be given full force and effect. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, the Parties hereto by their duly authorized representatives have executed this Second Amendment effective as of the date first above written.

ACCELERON PHARMA INC.	BETH ISRAEL DEACONESS MEDICAL CENTER

BY: /s/John Knopf, Ph.D. Name: John Knopf, Ph.D. TITLE: CEO DATE: 11/15/16	BY: /s/Vikas P. Sukhatme, M.D., Sc.D. Name: Vikas P. Sukhatme, M.D., Sc.D. TITLE: Chief Academic Officer DATE: November 7, 2016